Exhibit 99.1

US Dataworks Reports Fiscal 2005 First Quarter Results; Revenues Increase 86% Over Fiscal 2004 First Quarter

    HOUSTON, Aug. 5 /PRNewswire-FirstCall/ -- US Dataworks (Amex: UDW), a leading developer of payment processing solutions, today announced financial results for its fiscal 2005 first quarter ended June 30, 2004.

    Revenues for the fiscal 2005 first quarter were $903,000 compared with revenue of $487,000 for the same period a year ago. Operating loss for the quarter was $957,000 compared to an operating loss of $653,000 for the quarter ended June 30, 2003. Net loss for the first quarter was $1,390,000, or $0.05 per share, compared to a net loss of $2,076,000 or $0.17 per share, for the corresponding period in the prior year. Net loss for the first quarter in the prior fiscal year included non-recurring, non-cash charges of approximately $1,300,000 in connection with certain debt conversions and refinancings.

    "We were very pleased to announce during the first quarter our strategic alliance with Computer Sciences Corporation (CSC) to jointly develop and market payment processing solutions to address the challenges presented by the Check Clearing for the 21st Century Act (Check 21)," stated Charles E. Ramey, CEO of US Dataworks. "As Check 21 becomes effective this fall, we are transitioning from one-time license fees to a 'per transaction' revenue model so that our revenues will become more predictable over time. We are excited by the many opportunities generated by Check 21 and are encouraged by the increasing number of companies interested in purchasing US Dataworks' solutions.

    "Additional highlights during the first quarter included the additional licensing of our software by one of the country's largest credit card processing companies," added Ramey. "Also, our recurring 'click' charges from customers that pay by the transaction during the quarter rose tenfold to approximately $130,000 for the quarter. This increased usage by these major customers further solidifies our software products as industry leaders in the Accounts Receivable Conversion market."

    CONFERENCE CALL

    US Dataworks has scheduled a conference call for Thursday, August 5, 2004 at 5:00 p.m. eastern time. To participate in the conference call, dial
(303) 262-2141 at least ten minutes before the call begins and ask for the US Dataworks conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 12, 2004. To access the replay, dial (303) 590-3000 using a pass code of 11003223.

    Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.usdataworks.com . To listen to the live call on the web, please visit the company's web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

    ABOUT US DATAWORKS

    US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.

    ABOUT CHECK 21

    The Federal Reserve Board has developed Check 21 to remove certain legal impediments to check truncation (i.e., electronic information about the truncated checks is presented to paying banks instead of the original paper checks themselves). Check 21 is designed to facilitate check truncation, to foster innovation in the check collection system without mandating the receipt of checks in electronic form, and to improve the overall efficiency of the nation's payments system.

    Check 21 may result in substantial payments system benefits, depending on the extent to which banks take advantage of provisions of Check 21 to expand the use of electronics in the collection and return of checks. Check 21 should result in faster collection and return of checks and lower costs in the long run; in addition, Check 21 would reduce banks' reliance on air and ground transportation for collection and return of checks. The more rapid check collection and return process could be accomplished in many ways, with benefits likely accruing to both banks and their customers.

    For additional information, go to the Federal Reserve Bank website (http://www.federalreserve.gov ).

    Except for the historical information contained herein, the matters set forth in this press release, including, but not limited the extent to which the Company's balance sheet has been strengthened, leadership in the ARC market has been captured and efforts toward profitability have been continued and the increasing of our efforts toward capturing further market share in ARC, Check-21 and other electronic payment processing solutions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the Company's position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to obtain future financing and other risks detailed from time to time in the SEC reports of US Dataworks, Inc., including its annual report on Form 10-KSB/A for the period ended March 31, 2004. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

                           STATEMENTS OF OPERATIONS
              For the Three Months Ended June 30, 2004 and 2003
                                 (UNAUDITED)

                                                   For the Three Months Ended
                                                            June 30,
                                                      2004           2003

    Revenues
      Software licensing revenues                   $347,716       $147,567
      Software maintenance revenues                  161,391         49,146
      Software programming revenues                  394,025        290,050
        Total revenues                               903,132        486,763

    Cost of sales                                    316,136        144,112
        Gross profit                                 586,996        342,651

    Operating expenses
      General and administrative                   1,469,905        926,713
      Depreciation and amortization                   74,126         68,507
        Total operating expense                    1,544,031        995,220

    Loss from operations                            (957,035)      (652,569)

    Other income (expense)
      Financing costs                               (322,451)    (1,049,505)
      Interest expense                              (116,521)      (310,347)
      Interest expense - related parties                 ---        (64,037)
      Other income (expense)                           6,460            ---

    Total other income (expense)                    (432,512)    (1,423,889)

    Loss before provision for income taxes        (1,389,547)    (2,076,458)
    Provision for income taxes                           ---            ---

    Net loss                                     $(1,389,547)   $(2,076,458)

    Basic and diluted loss per share
        Total basic and diluted loss per share        $(0.05)        $(0.17)
    Basic and diluted weighted-average shares
     outstanding                                  25,509,912     12,168,348

                                BALANCE SHEET
                                June 30, 2004
                                 (UNAUDITED)

                                    ASSETS
    Current assets
      Cash and cash equivalents                       $3,588,117
      Accounts receivable, net of allowance for
       doubtful accounts of $0                         1,381,150
      Prepaid expenses and other current assets          228,880
        Total current assets                           5,198,147
    Property and equipment, net                          653,020
    Goodwill, net                                     14,133,629
    Other assets                                          17,445
          Total Assets                               $20,002,241

              LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities
      Note payable- related party                        $39,000
      Current portion of convertible promissory notes,
       net of unamortized discount of $143,750           681,250
      Deferred revenue                                    62,046
      Accounts payable                                   350,441
      Accrued expenses                                   289,892
      Interest payable                                     3,613
        Total current liabilities                      1,426,242
      Deferred revenue and other accrued expenses        102,500
        Total liabilities                              1,528,742
    Commitments
    Shareholders' equity
      Convertible Series B preferred stock,
       $0.0001 par value 700,000 shares authorized,
       629,666 shares issued and outstanding, $0.75
       liquidation preference, dividends of $158,767
       in arrears                                             63
      Common stock, $0.0001 par value 90,000,000
       shares authorized and 26,377,227 shares issued
       and outstanding                                     2,638
      Additional paid-in capital                      59,693,248
      Accumulated deficit                            (41,222,450)
        Total shareholders' equity                    18,473,499
          Total Liabilities and Shareholders'
           Equity                                    $20,002,241

     Contacts:
     John Reiland, CFO
     US Dataworks, Inc.
     (713) 934-3855 ext. 220
     http://www.usdataworks.com

     Ken Dennard, Managing Partner
     DRG&E   (713) 529-6600
     ksdennard@drg-e.com

SOURCE  US Dataworks, Inc.
    -0-                             08/05/2004
    /CONTACT: John Reiland, CFO of US Dataworks, Inc., +1-713-934-3855 ext. 220; or Ken Dennard, Managing Partner of DRG&E, +1-713-529-6600, or ksdennard@drg-e.com , for US Dataworks, Inc./
    /Web site:  http://www.usdataworks.com
                http://www.federalreserve.gov /
    (UDW)

CO:  US Dataworks, Inc.
ST:  Texas
IN:  CPR STW FIN
SU:  ERN CCA MAV